NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               on June 12, 1997

Canterbury Corporate Services, Inc.                         May 1, 1997

     The Fiscal 1996 Annual Meeting of Stockholders of Canterbury Corporate Services, Inc. (the "Company") will be held at The Mansion on Main Street, Voorhees, New Jersey on June 12, 1997 at 10:00 a.m. for the following purposes:

     To elect seven (7) Directors for the ensuing year;

     To ratify the appointment of Ernst & Young, LLP, as the Company's independent public accountants for the fiscal year ending November 30, 1997;

     To approve the name change of the Company to Canterbury information Technology, Inc. by amending its Certificate of Incorporation;

     To transact any other business as may properly be brought before the meeting.

     Stockholders of record as of the close of business on April 17, 1997 (record date) are eligible to vote at this Annual Meeting of Stockholders. However, so that we may be sure your vote will be counted, we invite you to sign and date the accompanying proxy card and return it as soon as possible in the envelope provided. If you attend the meeting, you may revoke your proxy and vote in person.

STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO
VOTE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH DOES NOT REQUIRE ANY UNITED STATES POSTAGE.

By order of the Board of Directors,

By:/s/Jean Zwerlein Pikus
   ----------------------------
   Jean Zwerlein Pikus,
   Vice President and Secretary

   May 1, 1997,      Medford, NJ

     A copy of the Annual Report of the Company for the fiscal year ended November 30, 1996 is enclosed herewith. The Company's 10-K Report for the fiscal year ended November 30, 1996, as well as the 10-Q Report for the three months ended February 28, 1997 are available free of charge upon written request to:

                      Canterbury Corporate Services, Inc.
                      1600 Medford Plaza
                      Medford, New Jersey  08055